Exhibit 99.1

FIRST BUSINESS BANK ANNOUNCES FOURTH QUARTER 2025 FINANCIAL RESULTS AND 17% CASH DIVIDEND INCREASE

-- Continued balance sheet growth and operating efficiency drive strong earnings and tangible book value expansion --

-- 17% increase in quarterly cash dividend announced, marking 14th consecutive annual increase --

MADISON, Wis., January 29, 2026 (BUSINESS WIRE) -- First Business Financial Services, Inc. (the “Company”, the “Bank”, or “First Business Bank”) (Nasdaq: FBIZ) reported quarterly net income available to common shareholders of $13.1 million, or earnings per share ("EPS") of $1.58. This compares to net income available to common shareholders of $14.2 million, or $1.70 per share, in the third quarter of 2025 and $14.2 million, or $1.71 per share, in the fourth quarter of 2024.

“First Business Bank continued to produce strong deposit and loan growth that outpaced the industry, expanding client relationships and driving outstanding financial performance during the fourth quarter,” said Corey Chambas, Chief Executive Officer. “We concluded 2025 with positive momentum. Our revenue growth goals continued to be supported by robust loan pipelines, expansion of our private wealth platform, core deposit growth, and diversified fee income sources. While we saw an increase in nonperforming loans due to a single client relationship, we continue to experience stable credit quality across our performing portfolio. We are pleased to report strong profitability despite this isolated event. We are on track with our five-year strategic plan, achieving 10% growth in top-line revenue and maintaining an efficiency ratio below 60%. This momentum continued to drive above-target performance on return on average tangible common equity and growth in tangible book value for 2025."

“We continued our track record of producing double-digit annual growth, exceeding 14% growth in both pre-tax, pre-provision adjusted earnings and earnings per share in 2025," Chambas continued. "We are particularly proud that we have sustained 10% compound average annual growth in earnings per share for the past 20 years. This consistent growth in earnings has supported our ability to provide shareholders a strong cash dividend that has grown for 14 consecutive years. We continue to target double-digit growth going forward."

Quarterly Highlights

•
Robust Core Deposit Growth. Core deposits grew $80.9 million, or 12.5% annualized, from the linked quarter and $276.6 million, or 11.5%, from the fourth quarter of 2024. Core deposit funding mix improved to 74.7% compared to 71.5% in the linked quarter and 70.7% in the fourth quarter of 2024.
•
Continued Loan Growth. Loans increased $38.6 million, or 4.6% annualized, from the third quarter of 2025, and $261.4 million, or 8.4%, from the fourth quarter of 2024. Loan growth was muted by elevated commercial real estate payoffs in the second half of 2025.
•
Net Interest Margin. The Company's net interest margin of 3.53% included a 10 basis point impact of non-accrual interest reversals during the quarter. Net interest margin was 3.63% excluding this item, reflecting the Bank's effective match-funding strategy and pricing discipline. This compared to 3.68% for the linked quarter and 3.77% for the prior-year quarter.
•
Commitment to Efficiency. The Company’s efficiency ratio improved to 56.61% from 57.44% and 56.94% in the linked and prior-year quarters, respectively. Efficiency ratio for the full year was 58.78% compared to 60.61%, producing positive operating leverage for the fourth consecutive year. We expect our disciplined expense management and balanced revenue growth to support positive operating leverage going forward.
•
Continued Tangible Book Value Growth. The Company’s strong earnings and sound balance sheet management continued to drive growth in tangible book value per share, producing a 15.9% annualized increase compared to the linked quarter and a 13.7% increase compared to the prior-year quarter.
•
Dividend Increase. The Company's quarterly cash dividend was increased 17%, to $0.34 per share, marking the Company's 14th consecutive annual increase.

Quarterly Financial Results

(Unaudited)	As of and for the Three Months Ended			As of and for the Year Ended
(Dollars in thousands, except per share amounts)	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net interest income	$34,762	$34,886	$33,148	$136,690	$124,206
Adjusted non-interest income (1)	7,461	9,406	8,005	31,703	29,259
Operating revenue (1)	42,223	44,292	41,153	168,393	153,465
Operating expense (1)	23,901	25,440	23,434	98,983	93,016
Pre-tax, pre-provision adjusted earnings (1)	18,322	18,852	17,719	69,410	60,449
Less:
Provision for credit losses	1,855	1,440	2,701	8,655	8,827
Net loss on repossessed assets	—	31	5	27	168
Contribution to First Business Charitable Foundation	—	234	—	234	—
SBA recourse benefit	—	(5)	(687)	(64)	(104)
Impairment of tax credit investments	229	—	400	339	400
Add:
Bank-owned life insurance claim	—	234	—	234	—
Net loss on sale of securities	—	—	—	—	(8)
Income before income tax expense	16,238	17,386	15,300	60,453	51,150
Income tax expense	2,905	2,993	885	10,134	6,905
Net income	$13,333	$14,393	$14,415	$50,319	$44,245
Preferred stock dividends	219	218	219	875	875
Net income available to common shareholders	$13,114	$14,175	$14,196	$49,444	$43,370
Earnings per share, diluted	$1.58	$1.70	$1.71	$5.94	$5.20
Book value per share	$43.19	$41.60	$38.17	$43.19	$38.17
Tangible book value per share (1)	$41.75	$40.16	$36.74	$41.75	$36.74

Net interest margin (2)	3.53%	3.68%	3.77%	3.64%	3.66%
Fee income ratio (non-interest income / total revenue)	17.67%	21.65%	19.45%	18.94%	19.06%
Efficiency ratio (1)	56.61%	57.44%	56.94%	58.78%	60.61%
Return on average assets (2)	1.25%	1.40%	1.52%	1.24%	1.20%
Return on average tangible common equity (2)	14.83%	17.29%	19.21%	15.25%	15.35%

Period-end loans and leases receivable	$3,373,241	$3,334,956	$3,113,128	$3,373,241	$3,113,128
Average loans and leases receivable	$3,363,752	$3,295,880	$3,103,703	$3,271,872	$2,996,881
Period-end core deposits	$2,673,003	$2,592,110	$2,396,429	$2,673,003	$2,396,429
Average core deposits	$2,765,730	$2,597,031	$2,416,919	$2,531,828	$2,378,465
Allowance for credit losses, including unfunded commitment reserves	$37,692	$38,382	$37,268	$37,692	$37,268
Non-performing assets	$43,855	$23,513	$28,418	$43,855	$28,418
Allowance for credit losses as a percent of total gross loans and leases	1.12%	1.15%	1.20%	1.12%	1.20%
Non-performing assets as a percent of total assets	1.07%	0.58%	0.74%	1.07%	0.74%

1.
This is a non-GAAP financial measure. Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate financial performance, provide greater understanding of ongoing operations, and enhance comparability of results with prior periods. See the section titled Non-GAAP Reconciliations at the end of this release for a reconciliation of GAAP financial measures to non-GAAP financial measures.
2.
Calculation is annualized.

Fourth Quarter 2025 Compared to Third Quarter 2025

Net interest income decreased $124,000, or 0.4%, to $34.8 million.

•
The decrease in net interest income was driven by non-accrual interest reversals in the current quarter and non-accrual interest recoveries in the linked quarter, partially offset by higher average loans and leases receivable. Average loans and leases receivable grew by $67.9 million, or 8.2% annualized, to $3.364 billion. Excluding non-accrual interest activity in both periods, net interest income increased $1.1 million, or 3.1%.
•
The yield on average interest-earning assets decreased 34 basis points to 6.38% from 6.72% mainly due to non-accrual interest reversals in the current quarter and non-accrual interest recoveries in the linked quarter and reduction in short-term market rates. Excluding non-accrual interest activity in both periods, the yield on average interest-earning assets was 6.47% compared to 6.69% in the linked quarter. Excluding non-accrual interest activity in both periods, the interest-earning asset beta was 54.1%. The change in yield of the respective interest-earning asset or the rate paid on interest-bearing liability compared to the change in the effective daily fed funds rate is commonly referred to as beta.
•
The rate paid for average core deposits decreased 25 basis points to 2.64% from 2.89%. The rate paid for average total bank funding decreased 19 basis points to 2.95% from 3.14%. Total bank funding is defined as total deposits plus Federal Home Loan Bank (“FHLB”) advances. The core deposit beta and total bank funding beta compared to the prior quarter was 62.5% and 47.5%, respectively.
•
Net interest margin was 3.53% compared to 3.68% for the linked quarter. The decrease in net interest margin was driven primarily by non-accrual interest reversals in the current quarter and non-accrual interest recoveries in the linked quarter. Excluding non-accrual interest activity in both periods, net interest margin was 3.63% compared to 3.64% in the linked quarter.
•
The Company maintains a long-term target for net interest margin in the range of 3.60% - 3.65%. Performance in future quarters will vary due to factors such as the level of fees in lieu of interest and the timing, pace, and scale of future interest rate changes.

The Bank reported provision for credit losses of $1.9 million compared to $1.4 million in the linked quarter. The current quarter provision primarily reflects net charge-offs and loan growth, partially offset by improvement in the economic outlook in our model forecast and a decrease in general reserve qualitative factors. Specific reserves were flat reflecting a decrease in reserve requirements in equipment finance lending offset by an increase in reserves in accounts receivable financing.

Non-interest income decreased $2.2 million, or 22.6%, to $7.5 million.

•
Gain on sale of SBA loans decreased $242,000, or 63.4%, to $140,000, mainly due to delays related to the government shutdown.
•
Commercial loan swap fee income decreased $236,000, or 24.2%, to $738,000. Swap fee income varies from period to period based on loan activity and the interest rate environment.
•
Other non-interest income decreased $1.5 million, or 76.9%, to $458,000 mainly due to a reclassification of partnership investment expenses and $537,000 of nonrecurring fee income in accounts receivable financing in the prior quarter. In the fourth quarter, the Company reclassified $904,000 of investment expenses incurred during the first nine months of 2025 to net against the related revenue to present the net benefit of our partnership investments. The Company will continue this method of disclosure on a go-forward basis and prior-year periods were not adjusted due to immateriality.
•
Bank-owned life insurance income decreased $226,000, or 23.4%, to $739,000 primarily due to a $234,000 insurance claim received in the prior quarter.

Non-interest expense decreased $1.6 million, or 6.1%, to $24.1 million, while operating expense decreased $1.5 million, or 6.0%, to $23.9 million.

•
Compensation expense was $17.2 million, decreasing $291,000, or 1.7%, primarily due to a decrease in annual cash bonus and 401(k) accruals, partially offset by an increase in individual incentive compensation. Average full-time equivalents (“FTEs”) for the fourth quarter of 2025 were 368, up from 366 in the linked quarter.
•
Other non-interest expense decreased $1.5 million, or 86.6%, to $225,000, primarily due to the aforementioned reclassification of partnership investment expenses and a decrease in donations and contributions.

Income tax expense decreased $88,000 to $2.9 million. The effective tax rate was 17.9% for the three months ended December 31, 2025, compared to 17.2% for the linked quarter. The change in tax expense reflects a decrease in pre-tax income and updated tax credit partnership estimates. The effective tax rate for the year ended December 31, 2025 was 16.8%. The Company expects to report an effective tax rate between 16% and 18% for 2026.

Total period-end loans and leases receivable increased $38.6 million, or 4.6% annualized, to $3.375 billion. Loan growth was muted due to elevated commercial real estate loan payoffs in the second half of 2025. The average rate earned on average loans and leases receivable was 6.77%, down 33 basis points from 7.10% in the prior quarter. Excluding the non-accrual interest reversals and recoveries, the average rate earned on average loans and leases receivable was 6.87% compared to 7.06% in the linked quarter.

Total period-end core deposits increased $80.9 million, or 12.5% annualized, to $2.673 billion. The average rate paid was 2.64%, down 25 basis points from 2.89% in the prior quarter primarily due to a decrease in short-term market rates.

Period-end wholesale funding, including FHLB advances and brokered deposits, decreased $48.2 million, or 5.1%, to $904.7 million due to an increase in core deposits. Consistent with the Bank’s long-held philosophy to minimize exposure to interest rate risk, management will continue to utilize the most efficient and cost-effective source of wholesale funds to match-fund fixed-rate loans, as necessary.

•
Wholesale deposits decreased $33.5 million to $707.4 million. The average rate paid on wholesale deposits increased one basis point to 4.04% and the weighted average original maturity increased to 4.4 years from 4.3 years.
•
FHLB advances decreased $14.7 million to $197.2 million. The average rate paid on FHLB advances decreased two basis points to 3.18% and the weighted average original maturity increased to 5.7 years from 5.3 years.

Non-performing assets increased $20.3 million to $43.9 million, or 1.07% of total assets, compared to 0.58% in the prior quarter. The increase primarily reflects the downgrade of $20.4 million of CRE loans from a single southeast Wisconsin-based client relationship. Management has evaluated the Bank's collateral position of these loans and concluded no specific reserves are required. This increase in non-performing assets was partially offset by lower non-accrual equipment finance loans.

The allowance for credit losses, including the unfunded credit commitments reserve, decreased $690,000, or 1.8%, primarily due to decreases in general reserves due to an improvement in the economic outlook in our model forecast, improvement in qualitative factors, and a decrease in specific reserves, partially offset by loan growth, general reserve model updates, and an increase in unfunded commitment reserves. The allowance for credit losses, including unfunded credit commitment reserves, as a percent of total gross loans and leases was 1.12% compared to 1.15% in the prior quarter.

Fourth Quarter 2025 Compared to Fourth Quarter 2024

Net interest income increased $1.6 million, or 4.9%, to $34.8 million.

•
Growth reflects higher average gross loans and leases partially offset by the aforementioned non-accrual interest activity and lower prepayment fees. Excluding the non-accrual interest activity, net interest income increased $2.4 million, or 7.3%.

•
The yield on average interest-earning assets decreased 46 basis points to 6.38% from 6.84%. Excluding the non-accrual interest activity, the yield on average interest-earning assets measured 6.47%. This decrease in yield was primarily due to the decrease in short-term market rates and lower prepayment fees, partially offset by the reinvestment of cash flows from the securities and fixed-rate loan portfolios. Excluding the non-accrual interest activity, the interest-earning asset beta was 46.7%
•
The rate paid for average interest-bearing core deposits decreased 51 basis points to 3.14% from 3.65%. The rate paid for average total bank funding decreased 23 basis points to 2.95% from 3.18%. The core deposit and total bank funding betas compared to the prior year were 45.3% and 30.7%, respectively.
•
Net interest margin decreased 24 basis points to 3.53% from 3.77%. Excluding the non-accrual interest activity, net interest margin was 3.63%. The remaining decrease in net interest margin was mainly due to a reduction in prepayment fees and the decrease in earning asset yields outpacing the decrease in total bank funding costs.

The Company reported provision for credit losses of $1.9 million, compared to $2.7 million in the fourth quarter of 2024. See the Provision for Credit Loss breakdown table below for more detail.

Non-interest income decreased $544,000, or 6.8%, to $7.5 million.

•
Gain on sale of SBA loans decreased $798,000, or 85.1%, to $140,000, primarily due to delays caused by the government shutdown.
•
Loan fee income decreased $504,000, or 55.1%, to $410,000, primarily due to a reclassification of certain types of C&I loan fees from non-interest income to interest income.
•
Other non-interest income decreased $303,000, or 38.9%, to $458,000, primarily due to the aforementioned partnership investment expense reclassification, partially offset by increases in credit card fee income and income from partnership investments.
•
Private wealth fee income increased $362,000, or 10.6%, to $3.8 million. Private wealth assets under management and administration measured $3.815 billion at December 31, 2025 up $396.0 million, or 11.6%.
•
Bank-owned life insurance income increased $321,000, or 76.8%, to $739,000, primarily due to the purchase of new policies.
•
Service charges on deposits increased $228,000, or 23.8%, to $1.2 million, primarily driven by new and expanded core deposit relationships and a reduction in earnings credit rates.
•
Commercial loan swap fee income increased $150,000, or 25.5%, to $738,000. Swap fee income varies period to period based on loan activity and the interest rate environment.

Non-interest expense increased $978,000, or 4.2%, to $24.1 million. Operating expense increased $467,000 or 2.0%, to $23.9 million.

•
Compensation expense increased $1.6 million, or 10.4%, to $17.2 million. Growth reflects an increase in average FTEs, salary increases, and an increase in the annual cash bonus accrual. Average FTEs increased 5.4% to 368 in the fourth quarter of 2025, compared to 349 in the fourth quarter of 2024.
•
Computer software expense increased $317,000, or 20.0%, to $1.9 million, due to ongoing investment in innovative technology to support growth initiatives, enhance productivity and security, and improve the client experience.
•
Data processing expense decreased $489,000, or 29.7%, to $1.2 million, primarily due to a one-time expense related to a change in credit card vendors in the prior-year quarter.
•
Professional fees decreased $322,000, or 24.3%, to $1.0 million, primarily due to timing of recruiting and legal fees.
•
Other non-interest expense decreased $292,000, or 56.5%, to $225,000, primarily due to the aforementioned reclassification of partnership investment expenses, partially offset by an increase in liquidation expenses.

Total period-end loans and leases receivable increased $261.4 million, or 8.4%, to $3.375 billion. The average yield decreased 44 basis points to 6.77%, primarily due to a decrease in short-term market rates and the aforementioned non-accrual interest reversal. Excluding the non-accrual interest reversal, average yield was 6.87%.

•
CRE loans increased $143.1 million, or 7.5%, to $2.060 billion, primarily due to growth across the Wisconsin and Kansas City markets.
•
C&I loans increased $122.3 million, or 10.6%, to $1.274 billion, primarily due to growth across our bank markets and in our floorplan, asset-based lending, and equipment finance businesses.

Total period-end core deposits grew $276.6 million, or 11.5%, to $2.673 billion. The average rate paid decreased 34 basis points to 2.64%, reflecting a decrease in short-term market rates.

Period-end wholesale funding decreased $71.3 million, or 7.3%, to $904.7 million.

•
Wholesale deposits decreased $3.3 million, or 0.5%, to $707.4 million. The average rate paid on wholesale deposits decreased seven basis points to 4.04% and the weighted average original maturity increased to 4.4 years from 3.9 years.
•
FHLB advances decreased $68.1 million to $197.2 million. The average rate paid on FHLB advances increased 27 basis points to 3.18% and the weighted average original maturity increased to 5.7 years from 5.4 years.

Non-performing assets increased to $43.9 million, or 1.07% of total assets, compared to $28.4 million, or 0.74% of total assets, primarily driven by the downgrade of $20.4 million of CRE loans from a single client relationship, partially offset by lower non-accrual equipment finance loans.

The allowance for credit losses, including unfunded commitment reserves, increased $424,000 to $37.7 million primarily due to higher general reserves as a result of loan growth and quantitative factors, partially offset by lower specific reserves. The allowance for credit losses as a percent of total gross loans and leases was 1.12%, compared with 1.20% in the prior year.

Dividend Increase Announced

On January 29, 2026, the Company's Board of Directors declared a quarterly cash dividend on its common stock of $0.34 per share, which is equivalent to a dividend yield of 2.45% based on the market close price of $55.44 on Wednesday, January 28, 2026. The quarterly dividend represents a 17% increase over the quarterly dividend declared in October 2025 and marks the 14th consecutive annual dividend raise. Based on fourth quarter 2025 earnings per share, this represents a dividend payout ratio of 22%. This regular cash dividend is payable on February 28, 2026, to shareholders of record at the close of business on February 14, 2026.

The Board of Directors also declared a dividend on the Company’s 7% Series A Preferred Stock of $17.50 per share, payable on March 16, 2026, to shareholders of record on February 27, 2026.

2026 CEO Succession Plan

On May 5, 2025, the Company announced that Corey A. Chambas intends to retire from his role as Chief Executive Officer on May 2, 2026. The Company will name President and Chief Operating Officer David R. Seiler to succeed him as President and CEO effective the same date.

Earnings Release Supplement and Conference Call

On January 29, 2026, the Company posted an earnings release supplement to its website firstbusiness.bank under the “Investor Relations” tab which will also be furnished to the U.S. Securities and Exchange Commission on January 29, 2026. The information included in the supplement provides an overview of the Company’s recent operating performance, financial condition, and other data relevant to the quarter. The Company intends to use this supplement in connection with its fourth quarter 2025 earnings call to be held at 1:00 p.m. Central time on January 30, 2026. The conference call can be accessed at 800-549-8228 (646-564-2877 if outside the United States and Canada), using the conference call access code: FBIZ, 15092. Investors may also listen live via webcast at: https://events.q4inc.com/attendee/437898665. A replay of the call will be available through Friday, February 6, 2026, by calling 888-660-6264 (646-517-3975 if outside the United States and Canada). The webcast archive of the conference call will be available on the Company’s website, ir.firstbusiness.bank.

About First Business Bank

First Business Bank® specializes in Business Banking, including Commercial Banking and Specialty Finance, Private Wealth, and Bank Consulting services, and through its refined focus delivers unmatched expertise, accessibility, and responsiveness. Specialty Finance solutions are delivered through First Business Bank’s wholly owned subsidiary First Business Specialty Finance, LLC®. First Business Bank is a wholly owned subsidiary of First Business Financial Services, Inc®. (Nasdaq: FBIZ). For additional information, visit firstbusiness.bank.

This release may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, which reflect First Business Bank’s current views with respect to future events and financial performance. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results, or other developments. Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, uncertainties, and other factors that may cause actual results to differ materially from the views, beliefs, and projections expressed in such statements. Such statements are subject to risks and uncertainties, including among other things:

•
Adverse changes in the economy or business conditions, either nationally or in our markets including, without limitation, inflation, economic downturn, labor shortages, wage pressures, and the adverse effects of public health events on the global, national, and local economy.
•
Uncertainty created by potential federal government actions relating to the authority of regulatory agencies (including bank regulators), international trade policy, prolonged shutdown of the federal government, and other significant policy matters.
•
Competitive pressures among depository and other financial institutions nationally and in the Company’s markets.
•
Increases in defaults by borrowers and other delinquencies.
•
Management’s ability to manage growth effectively, including the successful expansion of our client support, administrative infrastructure, and internal management systems.
•
Fluctuations in interest rates and market prices.
•
Changes in legislative or regulatory requirements applicable to the Company and its subsidiaries.
•
Changes in tax requirements, including tax rate changes, new tax laws, and revised tax law interpretations.
•
Fraud, including client and system failure or breaches of our network security, including the Company’s internet banking activities.

•
Failure to comply with the applicable SBA regulations in order to maintain the eligibility of the guaranteed portion of SBA loans.
•
Ongoing volatility in the banking sector may result in new legislation, regulations or policy changes that could subject the Company and the Bank to increased government regulation and supervision.
•
The proportion of the Company’s deposit account balances that exceed FDIC insurance limits may expose the Bank to enhanced liquidity risk.

For further information about the factors that could affect the Company’s future results, please see the Company’s annual report on Form 10-K for the year ended December 31, 2024, and other filings with the Securities and Exchange Commission.

CONTACT:	First Business Financial Services, Inc.
Brian D. Spielmann
Chief Financial Officer
608-232-5977
bspielmann@firstbusiness.bank

SELECTED FINANCIAL CONDITION DATA

(Unaudited)	As of
(in thousands)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Assets
Cash and cash equivalents	$39,485	$44,349	$123,208	$170,617	$157,702
Securities available-for-sale, at fair value	422,087	411,111	382,365	359,394	341,392
Securities held-to-maturity, at amortized cost	5,210	5,584	5,714	6,590	6,741
Loans held for sale	18,849	13,482	12,415	10,523	13,498
Loans and leases receivable	3,373,241	3,334,956	3,250,925	3,184,400	3,113,128
Allowance for credit losses	(35,877)	(36,690)	(36,861)	(35,236)	(35,785)
Loans and leases receivable, net	3,337,364	3,298,266	3,214,064	3,149,164	3,077,343
Premises and equipment, net	4,669	4,936	5,063	5,017	5,227
Repossessed assets	—	0	31	36	51
Right-of-use assets	5,317	5,577	5,713	5,439	5,702
Bank-owned life insurance	83,994	83,255	82,761	57,647	57,210
Federal Home Loan Bank stock, at cost	8,940	9,605	10,027	10,434	11,616
Goodwill and other intangible assets	11,985	12,041	12,049	12,058	11,912
Derivatives	36,515	37,634	40,814	48,405	65,762
Accrued interest receivable and other assets	107,472	109,005	108,501	109,555	99,059
Total assets	$4,081,887	$4,034,845	$4,002,725	$3,944,879	$3,853,215
Liabilities and Stockholders’ Equity
Core deposits	$2,673,003	$2,592,110	$2,533,099	$2,462,695	$2,396,429
Wholesale deposits	707,412	740,961	772,123	780,348	710,711
Total deposits	3,380,415	3,333,071	3,305,222	3,243,043	3,107,140
Federal Home Loan Bank advances and other borrowings	252,051	266,677	276,131	286,590	320,049
Lease liabilities	7,361	7,687	7,887	7,604	7,926
Derivatives	36,926	38,726	41,228	45,612	57,068
Accrued interest payable and other liabilities	33,549	30,365	27,462	25,967	32,443
Total liabilities	3,710,302	3,676,526	3,657,930	3,608,816	3,524,626
Total stockholders’ equity	371,585	358,319	344,795	336,063	328,589
Total liabilities and stockholders’ equity	$4,081,887	$4,034,845	$4,002,725	$3,944,879	$3,853,215

STATEMENTS OF INCOME

(Unaudited)	As of and for the Three Months Ended					As of and for the Year Ended
(Dollars in thousands, except per share amounts)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Total interest income	$62,752	$63,746	$61,282	$59,530	$60,110	$247,310	$233,130
Total interest expense	27,990	28,860	27,498	26,272	26,962	110,620	108,924
Net interest income	34,762	34,886	33,784	33,258	33,148	136,690	124,206
Provision for credit losses	1,855	1,440	2,701	2,659	2,701	8,655	8,827
Net interest income after provision for credit losses	32,907	33,446	31,083	30,599	30,447	128,035	115,379
Private wealth management service fees	3,788	3,687	3,748	3,492	3,426	14,716	13,262
Gain on sale of SBA loans	140	382	397	963	938	1,882	1,942
Service charges on deposits	1,188	1,151	1,103	1,048	960	4,491	3,771
Loan fees	410	501	424	388	914	1,724	3,399
Bank owned life insurance income	739	965	615	437	418	2,755	1,649
Loss on sale of securities	—	—	—	—	—	—	(8)
Swap fees	738	974	170	113	588	1,995	1,403
Other non-interest income	458	1,980	798	1,138	761	4,374	3,833
Total non-interest income	7,461	9,640	7,255	7,579	8,005	31,937	29,251
Compensation	17,151	17,442	16,534	16,747	15,535	67,874	63,105
Occupancy	581	567	564	590	588	2,303	2,373
Professional fees	1,001	1,071	1,487	1,459	1,323	5,018	5,671
Data processing	1,158	1,123	1,368	1,082	1,647	4,732	4,892
Marketing	938	876	1,062	968	928	3,844	3,518
Equipment	374	296	335	376	301	1,381	1,314
Computer software	1,902	1,826	1,656	1,603	1,585	6,987	6,166
FDIC insurance	800	817	834	780	728	3,231	2,760
Other non-interest expense	225	1,682	1,128	1,114	517	4,149	3,681
Total non-interest expense	24,130	25,700	24,968	24,719	23,152	99,519	93,480
Income before income tax expense	16,238	17,386	13,370	13,459	15,300	60,453	51,150
Income tax expense	2,905	2,993	1,948	2,288	885	10,134	6,905
Net income	$13,333	$14,393	$11,422	$11,171	$14,415	$50,319	$44,245
Preferred stock dividends	219	218	219	219	219	875	875
Net income available to common shareholders	$13,114	$14,175	$11,203	$10,952	$14,196	$49,444	$43,370
Per common share:
Basic earnings	$1.58	$1.70	$1.35	$1.32	$1.71	$5.94	$5.20
Diluted earnings	1.58	1.70	1.35	1.32	1.71	5.94	5.20
Dividends declared	0.29	0.29	0.29	0.29	0.25	1.16	1.00
Book value	43.19	41.60	39.98	39.04	38.17	43.19	38.17
Tangible book value	41.75	40.16	38.54	37.58	36.74	41.75	36.74
Weighted-average common shares outstanding(1)	8,173,059	8,171,404	8,141,159	8,130,743	8,107,308	8,158,208	8,148,259
Weighted-average diluted common shares outstanding(1)	8,173,059	8,171,404	8,141,159	8,130,743	8,107,308	8,158,208	8,148,259
(1)
Excluding participating securities.

NET INTEREST INCOME ANALYSIS

(Unaudited)	For the Three Months Ended
(Dollars in thousands)	December 31, 2025			September 30, 2025			December 31, 2024
	Average Balance	Interest	Average Yield/Rate(4)	Average Balance	Interest	Average Yield/Rate(4)	Average Balance	Interest	Average Yield/Rate(4)
Interest-earning assets
Commercial real estate and other mortgage loans(1)	$2,039,138	$31,063	6.09%	$1,986,541	$31,819	6.41%	$1,879,136	$30,580	6.51%
Commercial and industrial loans(1)	1,280,406	25,222	7.88	1,259,448	26,009	8.26	1,176,175	24,709	8.40
Consumer and other loans(1)	44,208	631	5.71	49,891	672	5.39	48,392	663	5.48
Total loans and leases receivable(1)	3,363,752	56,916	6.77	3,295,880	58,500	7.10	3,103,703	55,952	7.21
Mortgage-related securities(2)	366,158	3,894	4.25	350,971	3,745	4.27	290,471	2,858	3.94
Other investment securities(3)	49,716	282	2.27	47,367	266	2.25	45,174	231	2.05
FHLB stock	8,614	202	9.38	9,420	225	9.55	11,788	274	9.30
Short-term investments	145,425	1,458	4.01	90,852	1,010	4.45	65,254	795	4.87
Total interest-earning assets	3,933,665	62,752	6.38	3,794,490	63,746	6.72	3,516,390	60,110	6.84
Non-interest-earning assets	247,676			249,026			230,218
Total assets	$4,181,341			$4,043,516			$3,746,608
Interest-bearing liabilities
Transaction accounts	$1,108,916	8,357	3.01	$1,050,822	8,809	3.35%	$928,428	8,161	3.52%
Money market	920,194	7,002	3.04	851,659	7,183	3.37	833,501	7,571	3.63
Certificates of deposit	299,349	2,907	3.88	278,191	2,751	3.96	210,307	2,282	4.34
Wholesale deposits	725,607	7,330	4.04	754,690	7,595	4.03	594,578	6,106	4.11
Total interest-bearing deposits	3,054,066	25,596	3.35	2,935,362	26,338	3.59	2,566,814	24,120	3.76
FHLB advances	189,900	1,510	3.18	207,762	1,639	3.16	270,476	1,969	2.91
Other borrowings	54,787	883	6.45	54,761	883	6.45	54,672	874	6.39
Total interest-bearing liabilities	3,298,753	27,989	3.39	3,197,885	28,860	3.61	2,891,962	26,963	3.73
Non-interest-bearing demand deposit accounts	437,271			416,359			444,683
Other non-interest-bearing liabilities	79,505			77,300			90,555
Total liabilities	3,815,529			3,691,544			3,427,200
Stockholders’ equity	365,812			351,972			319,408
Total liabilities and stockholders’ equity	$4,181,341			$4,043,516			$3,746,608
Net interest income		$34,763			$34,886			$33,147
Interest rate spread			2.99%			3.11%			3.11%
Net interest-earning assets	$634,912			$596,605			$624,428
Net interest margin			3.53%			3.68%			3.77%

(1)
The average balances of loans and leases include non-accrual loans and leases and loans held for sale. Interest income related to non-accrual loans and leases is recognized when collected. Interest income includes net loan fees collected in lieu of interest.
(2)
Includes amortized cost basis of assets available for sale and held to maturity.
(3)
Yields on tax-exempt municipal obligations are not presented on a tax-equivalent basis in this table.
(4)
Represents annualized yields/rates.

	For the Year Ended December 31,
	2025			2024			2023
	Average Balance	Interest	Average Yield/ Rate	Average Balance	Interest	Average Yield/ Rate	Average Balance	Interest	Average Yield/ Rate
	(Dollars in Thousands)
Interest-earning assets
Commercial real estate and other mortgage loans(1)	$1,971,337	$123,113	6.25%	$1,793,041	$118,339	6.60%	$1,586,967	$98,370	6.20%
Commercial and industrial loans(1)	1,252,779	101,562	8.11%	1,153,955	95,782	8.30%	1,013,866	81,963	8.08%
Consumer and other loans(1)	47,756	2,636	5.52%	49,885	2,777	5.57%	47,018	2,316	4.93%
Total loans and leases receivable(1)	3,271,872	227,311	6.95%	2,996,881	216,898	7.24%	2,647,851	182,649	6.90%
Mortgage-related securities(2)	340,173	14,368	4.22%	266,098	10,405	3.91%	200,383	6,433	3.21%
Other investment securities(3)	46,681	1,007	2.16%	56,301	1,507	2.68%	62,921	1,770	2.81%
FHLB and FRB stock	11,109	1,016	9.15%	12,167	1,133	9.31%	15,162	1,231	8.12%
Short-term investments	85,305	3,608	4.23%	59,853	3,186	5.32%	54,311	2,845	5.24%
Total interest-earning assets	3,755,140	247,310	6.59%	3,391,300	233,129	6.87%	2,980,628	194,928	6.54%
Non-interest-earning assets	244,738			234,973			231,521
Total assets	$3,999,878			$3,626,273			$3,212,149
Interest-bearing liabilities
Transaction accounts	$1,018,735	$32,543	3.19%	$884,321	$33,796	3.82%	$689,500	$23,727	3.44%
Money market accounts	856,554	27,726	3.24%	815,603	32,180	3.95%	681,336	22,129	3.25%
Certificates of deposit	236,848	9,238	3.90%	237,228	10,879	4.59%	273,387	11,209	4.10%
Wholesale deposits	737,253	29,701	4.03%	515,197	21,066	4.09%	346,285	14,353	4.14%
Total interest-bearing deposits	2,849,390	99,208	3.48%	2,452,349	97,921	3.99%	1,990,508	71,418	3.59%
FHLB advances	246,485	7,880	3.20%	282,437	7,719	2.73%	351,990	8,881	2.52%
Other borrowings	54,748	3,532	6.45%	51,072	3,284	6.43%	38,891	2,041	5.25%
Total interest-bearing liabilities	3,150,623	110,620	3.51%	2,785,858	108,924	3.91%	2,381,389	82,340	3.46%
Non-interest-bearing demand deposit accounts	419,691			441,313			453,930
Other non-interest-bearing liabilities	81,427			92,708			102,668
Total liabilities	3,651,741			3,319,879			2,937,987
Stockholders’ equity	348,137			306,394			274,162
Total liabilities and stockholders’ equity	$3,999,878			$3,626,273			$3,212,149
Net interest income		$136,690			$124,205			$112,588
Interest rate spread			3.07%			2.96%			3.08%
Net interest-earning assets	$604,517			$605,442			$599,239
Net interest margin			3.64%			3.66%			3.78%
Average interest-earning assets to average interest-bearing liabilities	119.19%			121.73%			125.16%
Return on average assets	1.24%			1.20%			1.13%
Return on average tangible common equity	15.25%			15.35%			14.46%
Average equity to average assets	8.70%			8.45%			8.54%
Non-interest expense to average assets	2.49%			2.58%			2.76%

(1)
The average balances of loans and leases include non-accrual loans and leases and loans held for sale. Interest income related to non-accrual loans and leases is recognized when collected. Interest income includes net loan fees collected in lieu of interest.
(2)
Includes amortized cost basis of assets available for sale and held to maturity.
(3)
Yields on tax-exempt municipal obligations are not presented on a tax-equivalent basis in this table.
(4)
Represents annualized yields/rates.

BETA ANALYSIS

	For the Three Months Ended					For the Year Ended
(Unaudited)	December 31, 2025	September 30, 2025		December 31, 2024		December 31, 2025	December 31, 2024
	Average Yield/Rate (3)	Average Yield/Rate (3)	Increase (Decrease)	Average Yield/Rate (3)	Increase (Decrease)	Average Yield/Rate	Average Yield/Rate	Increase (Decrease)
Total loans and leases receivable (a)(1)	6.87%	7.06%	(0.19)%	7.20%	(0.33)%	6.96%	7.23%	(0.27)%
Total interest-earning assets(b)(1)	6.47%	6.69%	(0.22)%	6.82%	(0.35)%	6.60%	6.87%	(0.27)%
Total core deposits(e)	2.64%	2.89%	(0.25)%	2.98%	(0.34)%	2.75%	3.23%	(0.48)%
Total bank funding(f)	2.95%	3.14%	(0.19)%	3.18%	(0.23)%	3.05%	3.33%	(0.28)%
Net interest margin(g)(1)	3.63%	3.64%	(0.02)%	3.76%	(0.13)%	3.65%	3.66%	(0.01)%
								—
Effective fed funds rate (2)(i)	3.90%	4.30%	(0.40)%	4.65%	(0.75)%	4.21%	5.14%	(0.93)%

Beta Calculations:
Total loans and leases receivable(a)/(i)			46.7%		43.4%			29.0%
Total interest-earning assets(b)/(i)			54.1%		46.7%			29.0%
Total core deposits(e/i)			62.5%		45.3%			51.6%
Total bank funding(f)/(i)			47.5%		30.7%			30.1%
Net interest margin(g/i)			4.6%		17.9%			1.1%

1.
Excludes non-accrual interest activity in all periods of comparison.
2.
Board of Governors of the Federal Reserve System (US), Effective Federal Funds Rate [DFF]. Retrieved from FRED, Federal Reserve Bank of St. Louis. Represents average daily rate.
3.
Represents annualized yields/rates.

PROVISION FOR CREDIT LOSS COMPOSITION

(Unaudited)	For the Three Months Ended					For the Twelve Months Ended
(Dollars in thousands)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Change due to qualitative factor changes	$(538)	$(243)	$590	$(355)	$(460)	$(546)	$332
Change due to quantitative factor changes	(607)	(173)	746	1,560	(598)	1,526	(977)
Charge-offs	2,809	1,708	1,338	3,810	1,132	9,665	5,255
Recoveries	(264)	(440)	(332)	(398)	(190)	(1,434)	(699)
Change in reserves on individually evaluated loans, net	(76)	(550)	(247)	(2,495)	2,579	(3,368)	2,928
Change due to loan growth, net	408	795	536	741	577	2,480	2,227
Change in unfunded commitment reserves	123	343	70	(204)	(339)	332	(239)
Total provision for credit losses	$1,855	$1,440	$2,701	$2,659	$2,701	$8,655	$8,827

ALLOWANCE FOR CREDIT LOSS COMPOSITION

	As of
	December 31, 2025		September 30, 2025		June 30, 2025		March 31, 2025		December 31, 2024
	(In Thousands)	% of Total Loans and Leases	(In Thousands)	% of Total Loans and Leases	(In Thousands)	% of Total Loans and Leases	(In Thousands)	% of Total Loans and Leases	(In Thousands)	% of Total Loans and Leases
Allowance for credit losses:
Loans collectively evaluated	$30,327	0.90%	$31,065	0.93%	$30,685	0.94%	$28,813	0.90%	$26,867	0.86%
Loans individually evaluated	5,550	0.16%	5,625	0.17%	6,176	0.19%	6,423	0.20%	8,918	0.29%
Unfunded commitments reserve	1,815		1,692		1,349		1,279		1,483
Total	37,692	1.12%	38,382	1.15%	38,210	1.18%	36,515	1.15%	37,268	1.20%
Loans and lease receivables:	$3,373,241		$3,334,956		$3,250,925		$3,184,400		$3,113,128

PERFORMANCE RATIOS

	For the Three Months Ended					For the Twelve Months Ended
(Unaudited)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Return on average assets (annualized)	1.25%	1.40%	1.14%	1.14%	1.52%	1.24%	1.20%
Return on average tangible common equity (annualized)	14.83%	17.29%	14.17%	14.13%	19.21%	15.25%	15.35%
Efficiency ratio	56.61%	57.44%	60.97%	60.28%	56.94%	58.78%	60.61%
Interest rate spread	2.99%	3.11%	3.10%	3.11%	3.11%	3.07%	2.96%
Net interest margin	3.53%	3.68%	3.67%	3.69%	3.77%	3.64%	3.66%
Average interest-earning assets to average interest-bearing liabilities	119.25%	118.66%	118.94%	119.95%	121.59%	119.19%	121.73%

ASSET QUALITY RATIOS

(Unaudited)	As of
(Dollars in thousands)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Non-accrual loans and leases	$43,855	$23,513	$28,633	$24,056	$28,367
Repossessed assets	—	—	31	36	51
Total non-performing assets	$43,855	$23,513	$28,664	$24,092	$28,418
Non-accrual loans and leases as a percent of total gross loans and leases	1.30%	0.70%	0.88%	0.76%	0.91%
Non-performing assets as a percent of total gross loans and leases plus repossessed assets	1.30%	0.70%	0.88%	0.76%	0.91%
Non-performing assets as a percent of total assets	1.07%	0.58%	0.72%	0.61%	0.74%
Allowance for credit losses as a percent of total gross loans and leases	1.12%	1.15%	1.18%	1.15%	1.20%
Allowance for credit losses as a percent of non-accrual loans and leases	85.95%	163.24%	133.45%	151.79%	131.38%

NET CHARGE-OFFS (RECOVERIES)

(Unaudited)	For the Three Months Ended					For the Twelve Months Ended
(Dollars in thousands)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Charge-offs	$2,809	$1,708	$1,338	$3,810	$1,132	$9,665	$5,255
Recoveries	(264)	(440)	(332)	(398)	(190)	(1,434)	(699)
Net charge-offs (recoveries)	$2,545	$1,268	$1,006	$3,412	$942	$8,231	$4,556
Net charge-offs (recoveries) as a percent of average gross loans and leases (annualized)	0.30%	0.15%	0.12%	0.43%	0.12%	0.25%	0.15%

CAPITAL RATIOS

	As of and for the Three Months Ended
(Unaudited)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Total capital to risk-weighted assets	12.24%	12.18%	12.25%	12.20%	12.08%
Tier I capital to risk-weighted assets	9.79%	9.67%	9.66%	9.60%	9.45%
Common equity tier I capital to risk- weighted assets	9.48%	9.34%	9.33%	9.26%	9.10%
Tier I capital to adjusted assets	8.86%	8.87%	8.82%	8.77%	8.78%
Tangible common equity to tangible assets	8.54%	8.31%	8.04%	7.93%	7.93%

LOAN AND LEASE RECEIVABLE COMPOSITION

(Unaudited)	As of
(in thousands)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Commercial real estate:
Commercial real estate - owner occupied	$293,706	$287,005	$262,988	$258,050	$273,397
Commercial real estate - non-owner occupied	885,870	871,807	846,990	838,634	845,298
Construction	248,560	236,590	218,840	215,613	221,086
Multi-family	571,468	565,102	573,208	549,220	530,853
1-4 family	60,661	66,735	45,171	48,450	46,496
Total commercial real estate	2,060,265	2,027,239	1,947,197	1,909,967	1,917,130
Commercial and industrial	1,273,997	1,264,111	1,259,171	1,229,098	1,151,720
Consumer and other	40,965	45,323	45,744	46,190	45,000
Total gross loans and leases receivable	3,375,227	3,336,673	3,252,112	3,185,255	3,113,850
Less:
Allowance for credit losses	35,877	36,690	36,861	35,236	35,785
Deferred loan fees	1,986	1,717	1,187	855	722
Loans and leases receivable, net	$3,337,364	$3,298,266	$3,214,064	$3,149,164	$3,077,343

DEPOSIT COMPOSITION

(Unaudited)	As of
(in thousands)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Non-interest-bearing transaction accounts	$378,770	$400,697	$396,448	$433,201	$436,111
Interest-bearing transaction accounts	1,103,696	1,050,233	1,047,434	1,015,846	965,637
Money market accounts	905,773	840,477	833,684	831,897	809,695
Certificates of deposit	284,764	300,703	255,533	181,751	184,986
Wholesale deposits	707,412	740,961	772,123	780,348	710,711
Total deposits	$3,380,415	$3,333,071	$3,305,222	$3,243,043	$3,107,140

Uninsured deposits	$1,220,177	$1,100,868	$1,069,509	$1,055,347	$980,278
Less: uninsured deposits collateralized by pledged assets	68,656	72,561	67,990	9,344	6,864
Total uninsured, net of collateralized deposits	1,151,521	1,028,307	1,001,519	1,046,003	973,414
% of total deposits	34.1%	30.9%	30.3%	32.3%	31.3%

SOURCES OF LIQUIDITY

(Unaudited)	As of
(in thousands)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Short-term investments	$8,714	$8,074	$72,520	$136,033	$128,207
Collateral value of unencumbered pledged loans	992,398	906,042	893,499	973,494	444,453
Market value of unencumbered securities	388,474	376,783	347,196	324,365	310,125
Readily accessible liquidity	1,389,586	1,290,899	1,313,215	1,433,892	882,785

Fed fund lines	45,000	45,000	45,000	45,000	45,000
Excess brokered CD capacity(1)	775,851	732,951	645,843	477,468	981,463
Total liquidity	$2,210,437	$2,068,850	$2,004,058	$1,956,360	$1,909,248
Total uninsured, net of collateralized deposits	1,151,521	1,028,307	1,001,519	1,046,003	973,414

1.
Bank internal policy limits brokered CDs to 50% of total bank funding when combined with value of unencumbered pledged loans.

PRIVATE WEALTH OFF-BALANCE SHEET COMPOSITION

(Unaudited)	As of
(in thousands)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Trust assets under management	$3,541,768	$3,543,594	$3,461,659	$3,184,197	$3,160,449
Trust assets under administration	272,910	270,222	268,996	240,366	258,255
Total trust assets	$3,814,678	$3,813,816	$3,730,655	$3,424,563	$3,418,704

NON-GAAP RECONCILIATIONS

Certain financial information provided in this release is determined by methods other than in accordance with generally accepted accounting principles (United States) (“GAAP”). Although the Company’s management believes that these non-GAAP financial measures provide a greater understanding of its business, these measures are not necessarily comparable to similar measures that may be presented by other companies.

TANGIBLE BOOK VALUE

“Tangible book value per share” is a non-GAAP measure representing tangible common equity divided by total common shares outstanding. “Tangible common equity” itself is a non-GAAP measure representing common stockholders’ equity reduced by intangible assets, if any. The Company’s management believes that this measure is important to many investors in the marketplace who are interested in period-to-period changes in book value per common share exclusive of changes in intangible assets. The information provided below reconciles tangible book value per share and tangible common equity to their most comparable GAAP measures.

(Unaudited)	As of
(Dollars in thousands, except per share amounts)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Common stockholders’ equity	$359,593	$346,327	$332,803	$324,071	$316,597
Less: Goodwill and other intangible assets	(11,985)	(12,041)	(12,049)	(12,058)	(11,912)
Tangible common equity	$347,608	$334,286	$320,754	$312,013	$304,685
Common shares outstanding	8,325,376	8,324,387	8,323,470	8,301,967	8,293,928
Book value per share	$43.19	$41.60	$39.98	$39.04	$38.17
Tangible book value per share	41.75	40.16	38.54	37.58	36.74

TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS

“Tangible common equity to tangible assets” (“TCE”) is defined as the ratio of common stockholders’ equity reduced by intangible assets, if any, divided by total assets reduced by intangible assets, if any. Adjusted TCE ratio is defined as TCE adjusted for net fair value adjustments of financial assets and liabilities. For more information on fair value adjustments please refer to Note 19 - Fair Value Disclosures in the annual report on Form 10-K for the year ended December 31, 2024. The Company’s management believes that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period in common equity and total assets, each exclusive of changes in intangible assets. The information below reconciles tangible common equity and tangible assets to their most comparable GAAP measures.

	As of
(Dollars in thousands)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Common stockholders’ equity	$359,593	$346,327	$332,803	$324,071	$316,597
Less: Goodwill and other intangible assets	(11,985)	(12,041)	(12,049)	(12,058)	(11,912)
Tangible common equity (a)	$347,608	$334,286	$320,754	$312,013	$304,685
Total assets	$4,081,887	$4,034,845	$4,002,725	$3,944,879	$3,853,215
Less: Goodwill and other intangible assets	(11,985)	(12,041)	(12,049)	(12,058)	(11,912)
Tangible assets (b)	$4,069,902	$4,022,804	$3,990,676	$3,932,821	$3,841,303
Tangible common equity to tangible assets	8.54%	8.31%	8.04%	7.93%	7.93%

EFFICIENCY RATIO & PRE-TAX, PRE-PROVISION ADJUSTED EARNINGS

“Efficiency ratio” is a non-GAAP measure representing non-interest expense excluding the effects of the SBA recourse provision, impairment of tax credit investments, losses or gains on repossessed assets, amortization of other intangible assets and other discrete items, if any, divided by operating revenue, which is equal to net interest income plus non-interest income less realized gains or losses on securities, if any. “Pre-tax, pre-provision adjusted earnings” is defined as operating revenue less operating expense. In the judgment of the Company’s management, the adjustments made to non-interest expense and non-interest income allow investors and analysts to better assess the Company’s operating expenses in relation to its core operating revenue by removing the volatility that is associated with certain one-time items and other discrete items. The information provided below reconciles the efficiency ratio and pre-tax, pre-provision adjusted earnings to its most comparable GAAP measure.

(Unaudited)	For the Three Months Ended					For the Twelve Months Ended
(Dollars in thousands)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Total non-interest expense	$24,130	$25,700	$24,968	$24,719	$23,152	$99,519	$93,480
Less:
Net loss on repossessed assets	—	31	4	(8)	5	27	168
Impairment of tax credit investments	229	—	—	110	400	339	400
Contribution to First Business Charitable Foundation	—	234	—	—	0	234	—
SBA recourse (benefit) provision	0	(5)	(59)	—	(687)	(64)	(104)
Total operating expense (a)	$23,901	$25,440	$25,023	$24,617	$23,434	$98,983	$93,016
Net interest income	$34,762	$34,886	$33,784	$33,258	$33,148	$136,690	$124,206
Total non-interest income	7,461	9,640	7,255	7,579	8,005	31,937	29,251
Less:
Net loss on sale of securities	—	—	—	—	—	—	(8)
Bank owned life insurance claim	—	234	—	—	—	234	—
Adjusted non-interest income	7,461	9,406	7,255	7,579	8,005	31,703	29,259
Total operating revenue (b)	$42,223	$44,292	$41,039	$40,837	$41,153	$168,393	$153,465
Efficiency ratio	56.61%	57.44%	60.97%	60.28%	56.94%	58.78%	60.61%

Pre-tax, pre-provision adjusted earnings (b - a)	$18,322	$18,852	$16,016	$16,220	$17,719	$69,410	$60,449
Average total assets	$4,181,341	$4,043,516	$3,928,087	$3,842,368	$3,746,608	$3,999,878	$3,626,273